UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

Talis Biomedical Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40047	46-3122255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 433-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2023, Dr. Felix Baker notified Talis Biomedical Corporation (the “Company”) of his resignation from the Company’s board of directors (the “Board”) effective as of March 10, 2023. Dr. Baker’s resignation was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices. Pursuant to that certain Nominating Agreement dated as of November 1, 2019 (the “Nominating Agreement”) by and among the Company and Baker Brothers Life Sciences, L.P. (“BBLS”) and 667, L.P. (together with BBLS, “BBI”), Dr. Baker will serve as BBI’s observer to the Board going forward (the “BBI Observer”).

Also on March 10, 2023, Dr. Raymond Cheong was appointed to the Board to fill the BBI vacancy created by Dr. Baker’s resignation and serve as a Class I Director with a term expiring at the Company’s 2025 annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal. Dr. Cheong was nominated to the Board by BBI pursuant to the Nominating Agreement and had served as the BBI Observer to the Board since June 2022. Dr. Cheong had previously served as a director of the Company from June 2020 until June 2022. Dr. Cheong is a Managing Director at Baker Bros. Advisors LP, where he has worked since 2013. Dr. Cheong also serves on the board of directors of Istari Oncology, Inc., a private biotechnology company focused on immuno-oncology and immunotherapy platforms, since December 2018. Dr. Cheong received a B.S. in Chemical Engineering from the University of Maryland, College Park, and an M.D. and a Ph.D. in Biomedical Engineering from Johns Hopkins University, where he was awarded the Michael A. Shanoff Award for best thesis research.

In accordance with the Company’s non-employee director compensation policy (the “director compensation policy”), Dr. Cheong will receive annual cash compensation of $40,000 for his services as a member of the Board, payable quarterly in arrears on a pro-rata basis, and annual equity compensation grants to be determined by the Board each year.

Pursuant to the Nominating Agreement, during the period beginning at the closing of the Company’s initial public offering until such time as BBI no longer beneficially owns at least 5,317,097 shares (subject to adjustment for stock splits, combinations, recapitalizations and similar transactions) of the Company’s common stock (the “Initial Period”), the Company will have the obligation to support the nomination of, and to cause the Board to include in the slate of nominees recommended to the Company’s stockholders for election, two individuals designated by BBI (each, a “Baker Designee”) and during the period beginning at the closing of the Company’s initial public offering until such time as BBI no longer beneficially owns at least 1,993,911 shares (subject to adjustment for stock splits, combinations, recapitalizations and similar transactions) of our common stock (together with the Initial Period, the “Nominating Period”), the Company will have the obligation to support the nomination of, and to cause the Board to include in the slate of nominees recommended to the Company’s stockholders for election one Baker Designee, unless a majority of disinterested directors reasonably and in good faith determines that such Baker Designee would not be qualified to serve as a director of the Company under law, rules of the stock exchange on which the Company’s shares are listed, our Bylaws, or any of the Company’s policies. In such case, the Company would notify Baker Brothers sufficiently in advance of the date on which the proxy materials related to such Baker Designee are to be mailed to enable BBI to propose a replacement Baker Designee. If a Baker Designee resigns his or her seat on the Board or is removed or does not become a director for any reason, the vacancy will be filled by the election or appointment of another Baker Designee as soon as reasonably practicable, subject to compliance with applicable laws, rules and regulations.

Furthermore, during the Nominating Period, the Company will have the obligation to invite one person as the BBI Observer to attend all meetings of the Board and all meetings of the committees of the Board as a nonvoting observer. The Nominating Agreement automatically terminates upon the earlier of (i) such time as BBI, together with its affiliates, no longer beneficially owns at least 1,329,274 shares (subject to adjustment for stock splits, combinations, recapitalizations and similar transactions) of the Company’s common stock, (ii) the consummation of an “Acquisition” as defined in our fourth amended and restated certificate of incorporation (as in effect on the date of the Nominating Agreement) and (iii) mutual consent of the parties.

On March 26, 2021, the Company entered into a registration rights agreement (the “Baker Bros Registration Rights Agreement”) with BBI (each, an “Investor”), pursuant to which each Investor is entitled to certain resale registration rights with respect to certain registrable securities held by such Investor. Following a request by any Investor made after February 1, 2022, the Company was obligated to file a resale registration statement on Form S-3, or other appropriate form, covering the registrable securities held by BBI, subject to certain specified exceptions. The Company filed such a resale registration statement on Form S-3 that was declared effective by the SEC on May 24, 2022. BBI also has the right to one underwritten offering per calendar year, but no more than three underwritten offerings in total and no more than two underwritten offerings or block trades in any twelve-month period, to effect the sale or distribution of their registrable securities, subject to specified exceptions, conditions and limitations. The Company is required to pay the registration expenses, other than underwriting discounts and selling commissions, incurred in connection with the registrations described above. The Baker Bros Registration Rights Agreement also includes customary indemnification obligations in connection with registrations described above. The agreement will automatically terminate once all registrable securities cease to be registrable securities pursuant to the terms of the agreement.

Except for the Nominating Agreement and Baker Bros Registration Rights Agreement, there are no other contracts, arrangements or understandings between the Company and Dr. Cheong or BBI subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALIS BIOMEDICAL CORPORATION

Date:	March 10, 2023	By:	/s/ J. Roger Moody, Jr.
J. Roger Moody, Jr. Chief Financial Officer